POWER OF ATTORNEY

     The undersigned, a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Common Stock, par value $0.01, of DELCATH SYSTEMS, INC., a Delaware corporation (the "Company"), hereby constitutes and appoints Paul G. Hughes tthe undersigned's true and lawful attorney with full power to him, with full powers of substitution and resubstitution, to sign for the undersigned and in the undersigned's name any report that the undersigned is required to file pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the undersigned's ownership of securities of the Company and generally to do all such things in the undersigned's name and on the undersigned's behalf to enable the undersigned to comply with the provisions of Section 16 of the Exchange Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming the undersigned's signature as it may be signed by my attorney or his substitute or substitutes, to a report filed under such Section 16 on the undersigned's behalf. This Power of Attorney shall remain in full force and effect until such time as the undersigned files a new Power of Attorney with the Securities and Exchange Commission designating one or more different attorneys for purposes of signing on the undersigned's behalf such reports under Section 16 of the Exchange Act with respect to the securities of the Company.



                                                   /s/ PAUL M. FEINSTEIN
                                               --------------------------------
                                                   Paul M. Feinstein

Date: August 10, 2005